Microsoft                                                                   Word
11.0.6568;_AdHocReviewCycleID540032668_NewReviewCycle_EmailSubjectVIT - N-SAR - DOCS ONLY (FOR E-MAIL) - A/O 12/31/05 ---- 2/14/06
_AuthorEmailCMurphy@MFS.com_AuthorEmailDisplayNameMurphy,                Claudia
E._ReviewingToolsShownOnce

92159

                                  SUB-ITEM 77H

                          MFS VARIABLE INSURANCE TRUST

As of December 31, 2005, the following persons or entity no longer owns 25% or more of a fund's voting security:

----------------------------------------------------- --------------------------
PERSON/ENTITY                                                               FUND

----------------------------------------------------- --------------------------
----------------------------------------------------- --------------------------
MFS Fund Distributors Inc                                           MFS Research
                                                            International Series
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